                                                                   Exhibit 3.283

                                     BYLAWS

                                       OF

                              STAT PHYSICIANS, INC.

                              A Florida Corporation

                                TABLE OF CONTENTS

PREAMBLE...................................................................    1

ARTICLE I: OFFICES ........................................................    1
   1.1    Registered Office and Agent .....................................    1
   1.2    Principal Office ................................................    1
   1.3    Other Offices ...................................................    1

ARTICLE II: SHAREHOLDERS ..................................................    1
   2.1    Qualification ...................................................    1

ARTICLE III: SHAREHOLDER MEETINGS .........................................    1
   3.1    Annual Meetings .................................................    1
   3.2    Special Meetings ................................................    1
   3.3    Place of Meetings ...............................................    2
   3.4    Notice ..........................................................    2
   3.5    Voting List .....................................................    2
   3.6    Quorum; Withdrawal of Quorum ....................................    2
   3.7    Voting of Shares ................................................    2
   3.8    Plurality Election; Quorum ......................................    3
   3.9    Method of Voting; Proxies .......................................    3
   3.10   Closing of Transfer Records; Record Date ........................    3
   3.11   Duties of Officers at Meeting ...................................    4
   3.12   Action Without A Meeting ........................................    4

ARTICLE IV: DIRECTORS .....................................................    4
   4.1    Management ......................................................    4
   4.2    Number; Election; Term; Qualification ...........................    4
   4.3    Changes in Number ...............................................    4
   4.4    Removal..........................................................    5
   4.5    Vacancies .......................................................    5
   4.6    Place of Meetings ...............................................    5
   4.7    First Meeting ...................................................    5
   4.8    Regular Meetings ................................................    5
   4.9    Special Meetings; Notice ........................................    5
   4.10   Quorum; Majority Vote ...........................................    5
   4.11   Procedure; Minutes ..............................................    5
   4.12   Presumption of Assent ...........................................    6
   4.13   Compensation ....................................................    6
   4.14   Action Without Meeting ..........................................    6

ARTICLE V: COMMITTEES .....................................................    6
   5.1    Designation .....................................................    6
   5.2    Number; Qualification; Term .....................................    6
   5.3    Authority .......................................................    7


                                        i

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
   5.4    Committee Changes ...............................................    7
   5.5    Regular Meetings ................................................    7
   5.6    Special Meetings ................................................    7
   5.7    Quorum; Majority Vote ...........................................    7
   5.8    Minutes .........................................................    8
   5.9    Compensation ....................................................    8
   5.10   Responsibility ..................................................    8

ARTICLE VI: GENERAL PROVISIONS RELATING TO MEETINGS .......................    8
   6.1    Notice ..........................................................    8
   6.2    Waiver of Notice ................................................    8
   6.3    Telephone and Similar Meetings ..................................    9

ARTICLE VII: OFFICERS AND OTHER AGENTS ....................................    9
   7.1    Number; Titles; Election; Term; Qualification ...................    9
   7.2    Removal .........................................................    9
   7.3    Vacancies .......................................................    9
   7.4    Authority .......................................................    9
   7.5    Compensation ....................................................    9
   7.6    Chairman of the Board ...........................................    9
   7.7    President .......................................................   10
   7.8    Vice Presidents .................................................   10
   7.9    Secretary .......................................................   10
   7.10   Treasurer .......................................................   10

ARTICLE VIII: CERTIFICATES AND SHAREHOLDERS ...............................   11
   8.1    Certificated and Uncertificated Shares ..........................   11
   8.2    Certificates for Certificated Shares ............................   11
   8.3    Issuance ........................................................   11
   8.4    Consideration for Shares ........................................   11
   8.5    Lost, Stolen, or Destroyed Certificates .........................   12
   8.6    Transfer of Shares ..............................................   12
   8.7    Registered Shareholders .........................................   13
   8.8    Legends .........................................................   13
   8.9    Regulations .....................................................   13

ARTICLE IX: INDEMNIFICATION AND INSURANCE .................................   13
   9.1    Indemnification and Advancement of Expenses .....................   13
   9.2    Continuing Offer; Reliance; Effect of Amendment .................   13
   9.3    Insurance .......................................................   14
   9.4    Severability ....................................................   14

ARTICLE X: MISCELLANEOUS PROVISIONS .......................................   14
   10.1   Dividends .......................................................   14
   10.2   Books and Records ...............................................   14
   10.3   Fiscal Year .....................................................   15


                                       ii

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
   10.4   Seal.............................................................   15
   10.5   Attestation by the Secretary ....................................   15
   10.6   Resignation .....................................................   15
   10.7   Amendment of Bylaws .............................................   15
   10.8   Invalid Provisions ..............................................   15
   10.9   Headings; Table of Contents .....................................   15

                                     BYLAWS

                                       OF

                              STAT PHYSICIANS, INC.
                              A Florida Corporation

                                    PREAMBLE

     These Bylaws are subject to, and governed by, the Florida Business Corporation Act, and the Articles of Incorporation of STAT Physicians, Inc. (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Florida Business Corporation Act, or the provisions of the Articles of Incorporation of the Corporation, such provisions of the Florida Business Corporation Act, or the Articles of Incorporation, as the case may be, will be controlling.

                               ARTICLE I: OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Department of the State of Florida.

     1.2 Principal Office. The principal office of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Department of the State of Florida.

     1.3 Other Offices. The Corporation may, in addition to its registered office, have offices at such other places as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.

                            ARTICLE II: SHAREHOLDERS

     2.1 Qualification. Any person may become or remain a shareholder ("Shareholder) of the Corporation.

                        ARTICLE III: SHAREHOLDER MEETINGS

     3.1 Annual Meetings. An annual meeting of the Shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, as long as it is not a legal holiday in the place where the meeting is to be held. At such meeting, the Shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     3.2 Special Meetings. A special meeting of the Shareholders may be called at any time by the president, by the Board of Directors, or by the holders of at least ten percent (10 %) of the outstanding shares entitled to vote. Only business within the purpose or purposes described in the notice of a special meeting may be conducted at such special meeting.

     3.3 Place of Meetings. Meetings of Shareholders shall be held at such place, within or without the State of Florida, designated by the Board of Directors or as specified in the notice or waiver thereof. Special meetings of Shareholders may be held at any place within or without the State of Florida designated by the person or persons calling such special meeting. Meetings of Shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

     3.4 Notice. Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the Shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the president, the secretary, or the person calling the meeting, to each Shareholder of record entitled to vote at such meeting.

     3.5 Voting List. At least ten (10) days before each meeting of Shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of Shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each Shareholder and the number of voting shares held by each Shareholder. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any Shareholder during usual business hours. Such list shall be produced and kept open at such meeting and shall be subject to inspection by any Shareholder throughout the meeting. The original share transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

     3.6 Quorum; Withdrawal of Quorum. A quorum shall be present at a meeting of Shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting, in person or by proxy, except as otherwise provided by law or the Articles of Incorporation. If a quorum shall not be present at any meeting of the Shareholders, the Shareholders represented in person or by proxy at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such time as a quorum shall be present. Once a quorum is present at a meeting of the Shareholders, the Shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Shareholder or the refusal of any Shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

     3.7 Voting of Shares. Treasury shares shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. A Shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares; provided that such pledgee shall only be entitled to vote if the pledgee is qualified to be a Shareholder of the Corporation.

     3.8 Plurality Election; Quorum. Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of Shareholders at which a quorum is present. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the Shareholders.

     3.9 Method of Voting; Proxies. Every Shareholder of record shall be entitled at every meeting of Shareholders to one vote on each matter submitted to a vote for every share standing in his/her name on the original share transfer records of the Corporation except to the extent that the voting rights of the shares of any class or classes are increased, limited, or denied by the Articles of Incorporation. Such share transfer records shall be prima facie evidence as to the identity of Shareholders entitled to vote. A Shareholder shall be entitled to vote either in person or by proxy, provided that such proxy is in writing, signed by the Shareholder granting the proxy, identifies the person entitled to exercise the proxy, states the number of shares entitled to vote, is dated and filed with the secretary of the Corporation prior to the meeting. No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

     3.10 Closing of Transfer Records; Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of Shareholders for any other proper purpose (other than determining Shareholders entitled to consent to action by Shareholders proposed to be taken without a meeting of Shareholders), the Board of Directors may provide that the share transfer records of the Corporation shall be closed for a stated period but not to exceed in any event seventy (70) days. If the share transfer records are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of the Shareholders is to be taken. If the share transfer records are not closed and if no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date shall be set at the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the next day on which the meeting is held. When a determination of the Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except when the

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determination has been made through the closing of the share transfer records and the stated period of closing has expired.

     3.11 Duties of Officers at Meetings. The president, or in his/her absence the vice president, shall preside at, and the secretary shall prepare minutes of, each meeting of the Shareholders. In the absence of the secretary, his/her duties shall be performed by a person elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person.

     3.12 Action Without A Meeting. Except as otherwise set forth in Article IX of these Bylaws, any action which may be taken, or which is required by law or the Articles of Incorporation or Bylaws of the Corporation to be taken, at any meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. The signed consent or consents of Shareholders shall be placed in the minute books of the Corporation. The record date for the purpose of determining Shareholders entitled to consent to any action pursuant to this Section shall be determined in accordance with the Florida Business Corporation Act.

                              ARTICLE IV: DIRECTORS

     4.1 Management. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     4.2 Number; Election; Term; Qualification. The number of directors which shall constitute the Board of Directors shall be one. The first Board of Directors shall consist of the directors named in the Articles of Incorporation. Any change in the number of directors specified in this Section 4.2, other than the number of initial directors, that shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the Shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of the Shareholders, directors shall be elected to hold office until the next annual meeting of the Shareholders and until their successors are elected and qualified.

     4.3 Changes in Number. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by (i) the Shareholders at any annual or special meeting of the Shareholders called for that purpose; (ii) the Board of Directors for a term of office continuing only until the next election of one or more directors by the Shareholders, or (iii) by unanimous written consent of the Board of Directors continuing only until the next election of one or more directors. Whenever the Shareholders are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any newly created directorship(s) to be filled by reason of an increase in the

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number of such directors may be filled by the affirmative vote of the directors then in office or by a sole remaining director so elected or by the vote of the Shareholders.

     4.4 Removal. At any meeting of Shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of all of the shares then entitled to vote on the election of directors. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series.

     4.5 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his/her predecessor in office.

     4.6 Place of Meetings. The Board of Directors may hold its meetings in such place or places within or without the State of Florida as the Board of Directors may from time to time determine.

     4.7 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the Shareholders, and notice of such meeting shall not be necessary.

     4.8 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be designated from time to time by resolution of the Board of Directors and communicated to all directors.

     4.9 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the president or by the Board of Directors. The person calling any special meeting shall cause notice of such special meeting, including the time and place of such special meeting, to be given to each director at least two days before such special meeting. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

     4.10 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the number of directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

     4.11 Procedure; Minutes. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The president, or in his/her absence the vice president, shall preside at, and the secretary shall prepare minutes of, each meeting of the Board of Directors. In the absence of the secretary, his/her duties shall be performed by a person elected by the vote of the Board of Directors present at the meeting.

     4.12 Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.13 Compensation. Directors, in their capacity as directors, may receive, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attending meetings of the Board of Directors, or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

     4.14 Action Without Meeting. Any action which may be taken, or which is required by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall have been signed by all of the members of the Board of Directors or committee, as the case may be, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such members of the Board of Directors or committee, as the case may be, and may be stated as such in any document or instrument filed with the Department of the State of Florida or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall included in the minutes or filed with the corporate records reflecting the action taken.

                              ARTICLE V: COMMITTEES

     5.1 Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.

     5.2 Number; Qualification; Term. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate two or more directors as members of any committee and may designate two or more directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors, but shall never be less than two. Each committee member shall serve as such until the earliest of (i) the expiration of his/her term as director, (ii) his/her resignation as a committee member or as a director, or (iii) his/her removal as a committee member or as a director.


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     5.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors, including, without limitation, the authority to authorize a distribution according to a general formula or method prescribed by the Board of Directors and to authorize the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares of the Corporation within limits specifically prescribed by the Board of Directors. Notwithstanding the foregoing, however, no committee shall have the authority of the Board of Directors to:

          (a) Approve or recommend to Shareholders action that the Florida Business Corporation Act requires to be approved by Shareholders;

          (b) Amend the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee, exercise the authority of the Board of Directors vested in it in accordance with the Florida Business Corporation Act;

          (c) Approve a plan of merger not requiring Shareholder approval of the Corporation;

          (d) Amend, alter, or repeal these Bylaws or adopting new Bylaws of the Corporation;

          (e)  Fill vacancies in the Board of Directors;

          (f) Fill vacancies in, or designating alternate members of, any committee;

          (g) Alter or repeal any resolution of the Board of Directors that by its terms provides that it shall not be amendable or repealable.

     5.4 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     5.5 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all committee members.

     5.6 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including the time and place of the meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at nor the purpose of any special meeting of any committee need be specified in the notice or waiver of notice.

     5.7 Quorum; Majority Vote. At meetings of any committee, a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

     5.8 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

     5.9 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings, or a stated salary.

     5.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

               ARTICLE VI: GENERAL PROVISIONS RELATING TO MEETINGS

     6.1 Notice. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or Shareholder and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given in writing (a) in person, (b) by mail, postage prepaid, addressed to such committee member, director, or Shareholder at his/her address as it appears on the books of the Corporation or, in the case of a Shareholder, the share transfer records of the Corporation, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail to a Shareholder shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid.

     6.2 Waiver of Notice. Whenever by law, the Articles of Incorporation, or these Bylaws, any notice is required to be given to any committee member, Shareholder, or director of the Corporation, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a committee member, Shareholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     6.3 Telephone and Similar Meetings. Subject to the notice of meeting requirements of the Florida Business Corporation Act, Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other.


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

Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                     ARTICLE VII: OFFICERS AND OTHER AGENTS

     7.1 Number; Titles; Election; Term; Qualification. The officers of the Corporation shall be a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the Board of Directors shall determine), a secretary and a treasurer. The Corporation may also have a chairman of the board, one or more assistant treasurers, one or more assistant secretaries, and such other officers and such agents as the Board of Directors may from time to time elect or appoint. The Board of Directors shall elect a president, vice president, secretary, and treasurer at its first meeting at which a quorum shall be present after the annual meeting of Shareholders or whenever a vacancy exists. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he/she is elected or appointed and until his/her successor has been elected or appointed and qualified. Any one person may serve in more than one office simultaneously.

     7.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     7.3 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     7.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     7.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors, provided, however, that the Board of Directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

     7.6 Chairman of the Board. The chairman of the board shall have such powers and duties as may be prescribed by the Board of Directors.

     7.7 President. Unless and to the extent that such powers and duties are expressly delegated to a chairman of the board by the Board of Directors, the president shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors,. shall have general management and control of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to,


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

the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend any officer of the Corporation who is subordinate to him pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The president may, without limitation, agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation.

     7.8 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed by the Board of directors or as may be delegated from time to time by the president and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the president's absence or inability to act at the time such action was taken.

     7.9 Secretary. The secretary shall maintain minutes of all meetings of the Board of Directors, of any committee, and of the Shareholders or consents in lieu of such minutes in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, share transfer records, stock ledgers, and such other stock books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the president.

     7.10 Treasurer. The treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the president.

                   ARTICLE VIII: CERTIFICATES AND SHAREHOLDERS

     8.1 Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term "certificated shares" means shares represented by instruments in bearer or registered form, and the term


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

"uncertificated shares" means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

     8.2 Certificates for Certificated Shares. The certificates representing certificated shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation's designated transfer agent, if any, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Florida; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law. The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer. The signatures of any of such officers may be facsimiles. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

     8.3 Issuance. Shares with or without par value may be issued for such consideration and to such persons as the Board of Directors may from time to time determine, provided, however, that in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 8.2 above and such additional information as may be required by the Florida Business Corporation Act as currently in effect and as the same may be amended from time to time hereafter.

     8.4 Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid and the Board of Directors has judged the value of the consideration, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and surplus accounts.

     8.5 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:

          (a) Claim. Makes proof by affidavit, in form and substance satisfactory to the Board of Directors or any proper officer, that a previously issued certificate representing shares has been lost, destroyed, or stolen;


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

          (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (c) Bond. If required by the Board of Directors or any proper officer, in its or such officer's discretion, delivers to the Corporation a bond or indemnity agreement in such form, with such surety or sureties, and with such fixed or open penalty, as the Board of Directors or such officer may direct, in its or such officer's discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Board of Directors.

     8.6 Transfer of Shares. Shares of stock of the Corporation shall be sold or transferable by the Shareholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 8.2 above and such additional information as may be required by the Florida Business Corporation Act as currently in effect and as the same may be amended from time to time hereafter.

     8.7 Registered Shareholders. The Corporation shall be entitled to treat the Shareholder of record as the Shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

     8.8 Legends. The Board of Directors shall cause an appropriate legends to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the


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

Board of Directors in order for the Corporation to comply with applicable federal or state securities or other laws.

     8.9 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of stock of the Corporation.

                    ARTICLE IX: INDEMNIFICATION AND INSURANCE

     9.1 Indemnification and Advancement of Expenses. The Corporation shall indemnify and/or advance expenses to a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the fullest extent provided by, and in accordance with the procedures set forth in Section 607.0850 of the Florida Business Corporation Act ("Section 607.0850") and any other applicable laws, provided, however, that
Article X shall be modified in the following respects as applied to the
Corporation:

          (a) Indemnification of any person who has satisfied the standard of conduct set forth in Section 607.0850 shall be mandatory rather than optional. The determination under Section 607.0850 that indemnification shall be made shall also constitute authorization of indemnification.

          (b) Advancement of expenses to a person who has satisfied the requirements of Section 607.0850 shall be mandatory rather than optional.

          (c)  Payment or reimbursement of expenses to a person pursuant to
               Section 607.0850 in connection with his/her appearance as a witness or other participation in a proceeding shall be mandatory rather than optional.

     9.2 Continuing Offer; Reliance; Effect of Amendment. The provisions of this Article are for the benefit of, and may be enforced by, each director, officer, employee, agent or other person identified in Section 10.1 of this Article X, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such person, and constitute a continuing offer to all present and future persons occupying any such position. The Corporation, by its adoption of these Bylaws, will continue to rely upon the provisions of this Article X in agreeing to serve and serving in any of the capacities referred to above, waives reliance upon, and all notices of acceptance of, such provisions by each such person and acknowledges and agrees that no present or future person occupying any such position shall be prejudiced in his/her right to enforce the provisions of this Article X in accordance with their terms by any act or failure to act on the part of the Corporation. No amendment, modification or repeal of this Article X or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director, officer, employee, agent or other person identified in
Section 10.1 of this Article X to be indemnified by the Corporation, nor the


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

obligation of the Corporation to indemnify any such person, under and in accordance with the provisions of this Article X as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     9.3 Insurance. Subject to Section 607.0850 of the Florida Business Corporation Act, the Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, agent or other person identified in Section 10.1 of this Article X, against any liability asserted against him and incurred by him in such a capacity or arising out of his/her status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under Section 10.1 of this Article X.

     9.4 Severability. The indemnification and/or advancement of expenses provided by this Article X shall be subject to all valid and applicable laws, including, without limitation, Section 607.0850 of the Florida Business Corporation Act. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and/or advance expenses to each director or officer, employee, agent, or other person identified in Section 10.1 of this Article X, to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law. If any provision hereof should be held by a court of competent jurisdiction to be invalid, it shall be limited only to the extent necessary to make such provision enforceable, it being the intent of this Article X to indemnify and/or advance expenses to each individual who serves or who has served as a director, officer, employee, agent, or other person identified in
Section 10.1 of this Article X to the maximum extent permitted by law.

                       ARTICLE X: MISCELLANEOUS PROVISIONS

     10.1 Dividends. Subject to provisions of applicable statutes and the Articles of Incorporation, dividends may be declared by and at the discretion of the Board of Directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation.

     10.2 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its Shareholders, the Board of Directors, and each committee of the Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer, giving the names and addresses of all past and current Shareholders and the number and class of the shares held by each such Shareholder.

     10.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors, provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer its determination of the fiscal year, the fiscal year shall be the calendar year.


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

     10.4 Seal. The seal of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. If the Board of Directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

     10.5 Attestation by the Secretary. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

     10.6 Resignation. Any director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the president, or the secretary. Such resignation shall take effect at the time specified in the statement made at the Board of Directors meeting or in the written notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it shall be effective without being accepted.

     10.7 Amendment of Bylaws. The power to amend or repeal these Bylaws or to adopt new Bylaws is vested in the Board of Directors.

     10.8 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

     10.9 Headings; Table of Contents. The headings and table of contents used in these Bylaws are for convenience only and shall not be construed in the interpretation of these Bylaws.

     The undersigned, the president of the Corporation, hereby certifies that the foregoing Bylaws were adopted by the Board of Directors of the Corporation as of November 19, 1996.


                                        /s/ Victor Miranda
                                        ----------------------------------------
                                        Victor Miranda
                                        President


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